                                                                   EXHIBIT 10.19

           [CONFIDENTIAL TREATMENT REQUESTED. CONFIDENTIAL PORTIONS
      OF THIS AGREEMENT HAVE BEEN REDACTED AND HAVE BEEN SEPARATELY FILED
                             WITH THE COMMISSION.]



                DELTASELECT-TM- COLLABORATIVE SERVICES AGREEMENT

         This DeltaSelect-TM- Collaborative Services Agreement, including all attachments hereto, (this "Agreement") is entered into as of December 16, 1999 (the "Agreement Date"), by and between DELTAGEN, INC., a Delaware corporation having a place of business at 1003 Hamilton Avenue, California 94025 ("DELTAGEN") and SCHERING-PLOUGH RESEARCH INSTITUTE, a Delaware corporation having an address at 2015 Galloping Hill Road, Kenilworth, New Jersey 07033-1300 ("SCHERING-PLOUGH").

WHEREAS, DELTAGEN possesses knowledge and experience in the research, creation, design and generation of Knockout Mice (defined below); and

         WHEREAS, SCHERING-PLOUGH desires to engage DELTAGEN to generate Knockout Mice for SCHERING-PLOUGH and DELTAGEN desires to undertake the generation of such Knockout Mice for SCHERING PLOUGH on a * * * under the terms and conditions set forth in this agreement.

         NOW THEREFORE, in consideration of the mutual covenants set forth below, DELTAGEN and SCHERING-PLOUGH (individually "Party" and collectively "Parties") agree as follows:

1.       DEFINITIONS.

         1.1 "Affiliate" shall mean any individual or entity directly or indirectly controlling, controlled by or under common control with, SCHERING-PLOUGH or DELTAGEN, as the case may be. For purposes of this Agreement, the direct or indirect ownership of over fifty percent (50%) of the outstanding voting securities of an entity, or the right to receive over fifty percent (50%) of the profits or earnings of an entity shall be deemed to constitute control. Such other relationship as in fact results in actual control over the management, business and affairs of an entity shall also be deemed to constitute control.

         1.2 "Budget" means the pricing and payment terms for a Knockout Mice Project set forth in Attachment I attached hereto.

         1.3 "Confidential Information" means with respect to a Party hereto (the "Disclosing Party"), collectively, all technical, financial and business information of any kind whatsoever, and all tangible and intangible embodiments thereof of any kind whatsoever, disclosed by the Disclosing Party to the other Party hereto (the "Receiving Party") or obtained by the Receiving Party through observation or examination of the foregoing, but only to the extent such information or embodiment is maintained as confidential by the Disclosing Party and is marked or otherwise identified as confidential when disclosed to the Receiving Party or, in the case of information given verbally, is identified as confidential in a written document provided to the Receiving Party within thirty (30) days after verbal disclosure to the Receiving Party.


* * *  Confidential material redacted and separately filed with the Commission.

         1.4 "Data" means all data or information generated under a Knockout Mice Project under this Agreement, including but not limited to all information, records, reports and other material(s) required to be generated, collected or analyzed by DELTAGEN under a Knockout Mouse Project.


* * *  Confidential material redacted and separately filed with the Commission.

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         1.5      * * *.

         1.6 "Effective Commencement Date" shall have the meaning set forth in Section 2.3 below.

         1.7      * * *.

         1.8 "Knockout Mice" means mice generated under a Knockout Mice Project pursuant to this Agreement * * *.

         1.9 "Knockout Mice Project" means a specific project to create and generate Knockout Mice in accordance with the terms of a specific Scope of Work under this Agreement.

         1.10 "Milestone" shall mean the milestones set forth on the Scope of Work attached hereto.

         1.11 "Schering-Plough Representative" means the representative identified in writing by SCHERING-PLOUG to DELTAGEN on a Scope of Work, as such representative may be changed from time to time in writing by SCHERING-PLOUGH.

         1.12     * * *.

         1.13 "Scope of Work" means the work plan for a Knockout Mice Project substantially in the form attached hereto as Attachment I.

         1.14     * * *.

         1.15 "Study Materials" means any samples or materials (including chemical or biological) provided by SCHERING-PLOUGH to DELTAGEN for purposes of a Knockout Mice Project under this Agreement.

2.       KNOCKOUT MICE PROJECTS

         2.1 INDIVIDUAL KNOCKOUT MICE PROJECTS. If SCHERING-PLOUGH wishes to have DELTAGEN perform a Knockout Mice Project under this Agreement, SCHERING-PLOUGH shall initiate such request for a Scope of Work by notifying DELTAGEN in writing in the form set forth in Attachment II and providing a description of the particular Knockout Mice Project requested as well as the information set forth in Section 2.2 and the Scope of Work. DELTAGEN shall evaluate each such request to determine whether such Knockout Mice Project


* * *  Confidential material redacted and separately filed with the Commission.

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is feasible, if DELTAGEN requires technical or scientific modifications or if
DELTAGEN requires additional information to undertake such evaluation. If such Knockout Mice Project in DELTAGEN's commercially reasonable discretion is not feasible, DELTAGEN shall have the right (without penalty) to decline to undertake such Knockout Mice Project. The terms of this Agreement, the Scope of Work and the Budget shall form the entire agreement of the Parties with respect to each Knockout Mice Project.

         2.2 INITIATION OF KNOCKOUT MICE PROJECTS. Prior to DELTAGEN's initiation of each Knockout Mice Project, SCHERING-PLOUGH shall:

                  2.2.1 Identify to DELTAGEN in writing each Knockout Mice Project to be initiated and agree in writing with DELTAGEN upon the Scope of Work for such Knockout Mice Project;

                  2.2.2 Consult with and agree in writing with DELTAGEN regarding the * * * for such Knockout Mice Project and any proposed modifications to the Scope of Work for such Knockout Mice Project. SCHERING-PLOUGH shall be solely responsible for providing to DELTAGEN the data and information with respect to the specific gene sequence for such Knockout Mice Project; and

                  2.2.3 Provide in writing to DELTAGEN all * * * reasonably required by DELTAGEN to undertake such Knockout Mice Project (including information to identify and generate probes under Milestones 1 and 2).

                  2.2.4 Transfer to DELTAGEN, to the extent possible, any * * * to SCHERING-PLOUGH that may be suitable for DELTAGEN's screening of mouse genomic libraries.

         2.3 COMMENCEMENT OF KNOCKOUT MICE PROJECT. Each Knockout Mice Project conducted hereunder shall commence fifteen (15) days after written agreement by both parties on a Scope of Work and DELTAGEN's receipt from SCHERING-PLOUGH of all information and materials set forth in Section 2.2 above relating to such Knockout Mice project (such date the "Effective Commencement Date").

         2.4 PERFORMANCE. DELTAGEN shall use commercially reasonable efforts to perform its obligations under this Agreement, provided that, SCHERING-PLOUGH acknowledges and agrees that the performance of the Knockout Mice Projects involves a number of technologically complex steps and that any time periods for performance and the Scope of Work may be subject to change due to potential technological difficulties encountered. DELTAGEN shall notify SCHERING-PLOUGH of technical difficulties as soon as reasonably practicable after such difficulties are encountered and the parties shall discuss and agree in good faith upon methods to resolve such technical difficulties in a reasonable manner.

         2.5 COMPLETION OF KNOCKOUT MICE PROJECT. Each Knockout Mice Project shall be deemed complete upon SCHERING-PLOUGH's receipt of the Data for such Knockout Mice Project under Section 9 below and DELTAGEN's completion of the Milestones on the Scope of Work for such Knockout Mice Project.


* * *  Confidential material redacted and separately filed with the Commission.

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         2.6      ADHERENCE TO SCOPE OF WORK. DELTAGEN shall perform those
activities described in the Scope of Work for each Knockout Mice Project. Neither Party shall change or deviate from a Scope of Work without the prior written consent of the other Party.

         2.7 CHANGES TO A KNOCKOUT MICE PROJECT. SCHERING-PLOUGH shall have the right, from time to time, to propose modifications to the Scope of Work of a Knockout Mice Project. If SCHERING-PLOUGH proposes to change any terms of a Knockout Mice Project, including but not limited to the estimated time schedule for such Knockout Mice Project, SCHERING-PLOUGH shall submit such modification(s) in writing to DELTAGEN (the "Proposed Modification"). Such Proposed Modification shall be implemented by the parties upon the written agreement of both parties to such Proposed Modification (which agreement shall not be unreasonably withheld) and a revised Budget for such Proposed Modification. DELTAGEN shall have the right, in its commercially reasonable discretion, to accept or reject such Proposed Modification based upon DELTAGEN's good faith reasonable belief as to whether such proposed modifications would alter DELTAGEN's technical, performance or financial obligations under a Scope of Work.

         2.8 STANDARDS OF WORK AND ANIMAL CARE. With respect to each Knockout Mice Project, DELTAGEN shall comply with all applicable IACUC standards and good industry standards regarding the maintenance and care of the Knockout Mice. * * * DELTAGEN shall replace any Knockout Mice that arrive at SCHERING-PLOUGH diseased or dead (except for disease or death resulting from the actions of SCHERING-PLOUGH's designated carrier). Upon the request of SCHERING-PLOUGH, DELTAGEN shall promptly provide a written report to SCHERING-PLOUGH concerning DELTAGEN's maintenance and care of the Knockout Mice.

3.       PAYMENTS AND BUDGET.

         3.1 BUDGET. SCHERING-PLOUGH shall pay to DELTAGEN the payments set forth in the Budget for each Knockout Mice Project. Except as set forth in a revised Budget under Section 3.2 below, such payments shall constitute full payment for such Knockout Mice Project, including all labor, materials and overhead and SCHERING-PLOUGH shall have no other payment obligations hereunder.

         3.2 PAYMENTS. For each Knockout Mice Project, DELTAGEN shall submit invoices to SCHERING-PLOUGH for the payments set forth in the Scope of Work and Budget upon DELTAGEN's completion of each Milestone set forth in the Scope of Work and Budget (except for Milestone I - Construct Generation). SCHERING-PLOUGH shall pay such invoices within thirty (30) days after receipt. DELTAGEN shall include with each invoice a written representation of DELTAGEN's completion of such Milestones and, where applicable, documentation showing such completion.

         3.3 MILESTONE 1 - CONSTRUCT GENERATION. SCHERING-PLOUGH shall pay to Deltagen within ten (10) days of the Agreement Date an initiation fee of * * * (the "Initiation Fee") which shall consist of the * * * Milestone 1 payment for each of the * * * Knockout Mice Projects contemplated under this Agreement. The Initiation Fee shall be nonrefundable, PROVIDED THAT, in the event that this Agreement is terminated by SCHERING-PLOUGH pursuant to Section
11.4.1 due to a material breach of this Agreement by Deltagen, Deltagen shall refund to SCHERING-


* * *  Confidential material redacted and separately filed with the Commission.

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PLOUGH the Milestone I payments for each Knockout Mice Project that was not commenced by Deltagen prior to the date of such termination.

4.       RIGHTS TO INVENTIONS.

         4.1      * * *.

         4.2      * * *.

         4.3      * * *.

         4.4      * * *.


* * *  Confidential material redacted and separately filed with the Commission.

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5.       CONFIDENTIALITY.

         5.1 CONFIDENTIAL INFORMATION. Except as otherwise expressly provided in this Agreement, each Party shall maintain in confidence the Confidential Information of the other Party for a period of * * * years. Neither Party shall use, disclose or grant the use of the other's Confidential Information except on a need-to-know basis to those directors, officers, employees, and agents, to the extent such disclosure is reasonably necessary in connection with its activities as expressly authorized by this Agreement. To the extent that disclosure is authorized by this Agreement, prior to such disclosure, the Party wishing to disclose the other Party's Confidential Information shall obtain the written agreement of any such person who is not otherwise bound by confidentiality obligations at least as restrictive as the obligations set forth in this Agreement, to hold in confidence and not make use of the Confidential Information for any purpose other than those permitted by this Agreement.

         5.2 PERMITTED DISCLOSURES. The nonuse and nondisclosure obligations contained in this Article 5 shall not apply to the extent that (a) the Receiving Party is required to disclose information by law, order, rule, regulation or act of a governmental authority or agency or a court of competent jurisdiction, PROVIDED THAT, the Receiving Party (i) shall reasonably notify the Disclosing Party prior to any such disclosure to permit the Disclosing Party to oppose such disclosure or to seek confidential treatment of such information and
(ii) if such disclosure is required, disclose only the minimum information required to be disclosed in order to comply (as determined by counsel), whether or not a protective order or other similar order is obtained by such Disclosing Party; or (b) the Receiving Party can demonstrate that (i) the information was public knowledge at the time of such disclosure by the Disclosing Party, or thereafter became public knowledge, other than as a result of acts attributable to Receiving Party in violation of this Agreement; or (ii) the information was known by the Receiving Party (as shown by its written records) prior to the date of disclosure to it by the Disclosing Party; or (iii) the information was disclosed to the Receiving Party on an unrestricted basis from a third party not under a duty of confidentiality of the Disclosing Party; or (iv) the information was independently developed by employees or agents of the Receiving Party without access to the Confidential Information of the


* * *  Confidential material redacted and separately filed with the Commission.

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



Disclosing Party.

         5.3 TERMS OF THIS AGREEMENT. Neither Party shall disclose any terms or conditions of this Agreement (including without limitation the Budget) to any third party without the prior consent of the other Party, except as required by applicable law; PROVIDED HOWEVER, that either Party may disclose the terms or conditions of this Agreement to a third party under an obligation of confidentiality to such Party in connection with a proposed sale or in the event of a proposed merger, change in control, consolidation, an equity investment by such third party in such Party or other similar transaction. Notwithstanding the foregoing, SCHERING-PLOUGH and DELTAGEN shall agree upon the substance of information that can be used to describe the existence and/or terms of this transaction in a press release and SCHERING-PLOUGH and DELTAGEN shall have the right to disclose such information, as such information may be modified by mutual agreement of the parties from time to time.

         5.4 NO LICENSE. Except as expressly provided in this Agreement, nothing herein shall be construed as giving either Party any license, right, title or interest in or ownership, whether express or implied, of the other Party's Confidential Information. Upon termination of this Agreement or a particular Knockout Mice Project as provided in Article 11, or upon either Party's request, each Party shall return all Confidential Information of the other Party and/or destroy any portion of any documents, computer records, notes and other material retained by such Party containing the Confidential Information of the other Party. However, each Party may retain one copy of such Confidential Information in its legal files to be used only for interpretation of and compliance with this Agreement.

6.       REPRESENTATIONS AND WARRANTIES.

         6.1 Each Party hereby represents and warrants to the other Party as follows:

                  6.1.1 CORPORATE EXISTENCE. Such Party is a corporation duly organized, validly existing and in good standing under the laws of the state in which it is incorporated.

                  6.1.2 AUTHORIZATION AND ENFORCEMENT OF OBLIGATIONS. Such Party (a) has the corporate power and authority and the legal right to enter into this Agreement and to perform its obligations hereunder, and (b) has taken all necessary corporate action on its part to authorize the execution and delivery of this Agreement and the performance of its obligations hereunder. This Agreement has been duly executed and delivered on behalf of such Party, and constitutes a legal, valid, binding obligation, enforceable against such Party in accordance with its terms.

                  6.1.3 NO CONSENTS. All necessary consents, approvals and authorizations of all governmental authorities and other persons required to be obtained by such Party in connection with this Agreement have been obtained.

                  6.1.4 NO CONFLICT. The execution and delivery of this Agreement and the performance of such Party's obligations hereunder (a) do not conflict with or violate any requirement of applicable laws or regulations, and
(b) do not conflict with, result in a breach of


* * *  Confidential material redacted and separately filed with the Commission.

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any of the terms and provisions of, or constitute a default under, any contractual obligation of it, and (c) do not conflict with or result in a breach of any of the terms and provisions of its charter or operative documents or bylaws.

                  6.1.5 COMPLIANCE WITH LAWS. Such Party shall comply with all applicable material laws and regulations related to its activities contemplated under this Agreement.

         6.2      * * *.

         6.3      * * *.

         6.4      * * *.

         6.5      * * *.


* * *  Confidential material redacted and separately filed with the Commission.

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7.       REPORTING.

         DELTAGEN shall deliver via overnight delivery service (or other reasonable means agreed to by the parties) to the SCHERING-PLOUGH Representative all reports required to be delivered in connection with a Knockout Mice Project.

8.       RECORD RETENTION, INSPECTIONS AND COOPERATION.

         8.1 At SCHERING-PLOUGH'S request, DELTAGEN shall maintain all written Data and reports from each Knockout Mice Project for a period of one (1) year from the date of completion of such Knockout Mice Project. At the expiration of such one (1) year period, SCHERING-PLOUGH, at SCHERING-PLOUGH's cost and expense, shall arrange with DELTAGEN for delivery of such Data to SCHERING-PLOUGH or DELTAGEN may dispose of such written Data sixty (60) days after providing written notice of the same to SCHERING-PLOUGH.

         8.2 If a federal, state or local government authority conducts or gives notice of its intent to conduct an inspection or takes regulatory action with respect to a Knockout Mice Project conducted under this Agreement, the Party learning thereof shall reasonably notify in writing the other Party thereof and each Party shall provide the other with any information reasonably required in connection therewith.

9.       DATA.

         Notwithstanding the provisions of Section 8, for each Knockout Mice Project, DELTAGEN shall prepare and submit to SCHERING-PLOUGH or its designee the Data set forth under the applicable Scope of Work with respect to a particular Knockout Mice Project within forty-five (45) days after (i) the date of termination or completion of the Milestones on the Scope of Work for such Knockout Mice Project or (ii) the date that SCHERING-PLOUGH requests delivery of such Data.

10.      SUBCONTRACTING AND INDEPENDENT CONTRACTOR.

         10.1 SUBCONTRACTING. SCHERING-PLOUGH is aware that certain Knockout Mice Projects may require DELTAGEN to subcontract to third parties portions of the work required under a Scope of Work. SCHERING-PLOUGH shall be deemed to have approved such subcontracting on the following terms and conditions: (i) DELTAGEN shall not be allowed or authorized to make any representations relating to SCHERING-PLOUGH without the prior written consent of SCHERING-PLOUGH; and (ii) such third party subcontractor shall be subject to the terms and conditions of this Agreement. Prior to subcontracting any work contemplated by a Knockout Mice Project, DELTAGEN shall notify SCHERING-PLOUGH of the intended third party subcontractor and SCHERING-PLOUGH shall be provided with fourteen (14) days in which to object to the use of a particular subcontractor. If SCHERING-PLOUGH does not object to the use of a particular subcontractor within such fourteen
(14) day period, DELTAGEN may subcontract such work under the Scope of Work to such third party subcontractor. If SCHERING-PLOUGH does object to the use of a particular subcontractor, in its sole discretion, DELTAGEN shall be prohibited from using such subcontractor to perform work under this


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Agreement.

         10.2 INDEPENDENT CONTRACTOR. DELTAGEN shall perform its obligations under this Agreement as an independent contractor and nothing contained herein shall be construed to be inconsistent with that relationship or status. Neither Party, nor their officers, directors, employees or agents shall be considered employees or agents of the other Party and shall not be entitled to participate in any of the other Party's benefit plans, programs, employment policies, or workers' compensation insurance. This Agreement shall not constitute, create, or in any way be interpreted as a joint venture, partnership or business organization of any kind. Neither Party shall have the authority to bind the other Party to any agreement whatsoever.

11.      TERM AND TERMINATION.

         11.1 TERM. This Agreement shall commence on the Agreement Date and remain in fall force and effect until the later of (a) two (2) years after the Agreement Date, or (b) the completion by DELTAGEN of all Milestones under any Knockout Mice Projects commenced under this Agreement, unless earlier terminated as provided below in this Article 11.

         11.2     * * *.

         11.3 TERMINATION BY DELTAGEN. DELTAGEN shall have the right to terminate a Knockout Mice Project upon DELTAGEN's identification of an item or circumstance under Section 2.4 that would prevent DELTAGEN from completing such Knockout Mice Project using commercially reasonable efforts by providing thirty
(30) days written notice to SCHERING-PLOUGH, which notice shall contain the basis for such termination.

         11.4     TERMINATION BY EITHER PARTY.

                  11.4.1 MATERIAL DEFAULT. Except as otherwise provide in
Article 14 below, this Agreement or a Knockout Mice Project may be terminated by either Party upon any material breach of this Agreement by the other Party, provided that any breaching Party shall be given not less than sixty (60) days prior written notice of such breach and the opportunity to cure such breach during such period.

                  11.4.2 BANKRUPTCY. This Agreement or a Knockout Mice Project may be immediately terminated by either Party if the other Party is dissolved or liquidated, files or has filed against it a petition in bankruptcy or has a receiver appointed for a substantial part of its assets.

         11.5     RIGHTS AND OBLIGATIONS AFTER NOTICE OF TERMINATION.

                  11.5.1 TERMINATION BY SCHERING-PLOUGH * * * OR BANKRUPTCY. If this Agreement or a Knockout Mice Project is terminated by SCHERING-PLOUGH pursuant to Section 11.2 or terminated by DELTAGEN pursuant to Section 11.4, DELTAGEN shall have the right to cease further work on applicable Knockout Mice Projects and to cancel, if permitted under the terms of applicable agreements, any third party obligations.


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Within thirty (30) days after DELTAGEN's cessation of work on such Knockout Mice
Project(s), DELTAGEN shall provide SCHERING-PLOUGH with a written statement of all work performed by it through termination, including any non-cancelable costs or expenses incurred by DELTAGEN prior to termination. DELTAGEN shall invoice SCHERING-PLOUGH for all Milestones completed by DELTAGEN and for all reasonable non-cancelable costs or expenses and if such notice is received by DELTAGEN after work has commenced but prior to DELTAGEN's completion of work under a Milestone, DELTAGEN shall invoice SCHERING-PLOUGH for payment of such uncompleted Milestone as if DELTAGEN had completed such Milestone and SCHERING-PLOUGH shall pay DELTAGEN for such uncompleted Milestone. DELTAGEN shall deliver to SCHERING-PLOUGH all deliverables prepared or completed by DELTAGEN at the time of such cessation of work and all unused Study Materials and Data within sixty (60) days of DELTAGEN's notice of termination or receipt by DELTAGEN of SCHERING-PLOUGH's notice of termination.

                  11.5.2 TERMINATION BY SCHERING-PLOUGH FOR BANKRUPTCY OF DELTAGEN OR BY DELTAGEN FOR DELTAGEN'S INABILITY TO COMPLETE MILESTONE. If this Agreement or a Knockout Mice Project is terminated by DELTAGEN pursuant to
Section 11.3 or by SCHERING-PLOUGH pursuant to Section 11.4.2 above, DELTAGEN shall deliver all deliverables prepared or completed by DELTAGEN at the time of such termination, all unused Study Materials and all Data to SCHERING-PLOUGH within sixty (60) days of DELTAGEN'S notice of termination or receipt by DELTAGEN of SCHERING-PLOUGH's notice of termination. DELTAGEN shall provide SCHERING-PLOUGH with a written itemized statement of all work performed by DELTAGEN through the date of termination (including any Milestones actually completed by DELTAGEN) and SCHERING-PLOUGH shall pay such invoiced amount within thirty (30) days of receipt of such statement.

                  11.5.3 TERMINATION BY SCHERING-PLOUGH FOR BREACH BY DELTAGEN. If this Agreement or a Knockout Mice Project is terminated by SCHERING-PLOUGH pursuant to Section 11.4.1 above, DELTAGEN shall deliver all deliverables prepared or completed by DELTAGEN at the time of such termination, all unused Study Materials and all Data to SCHERING-PLOUGH within sixty (60) days of receipt by DELTAGEN of notice of termination. DELTAGEN shall provide SCHERING-PLOUGH with a written itemized statement of all work performed by DELTAGEN through the date of termination (including any Milestones actually completed by DELTAGEN) and SCHERING-PLOUGH shall pay such invoiced amount (or portion thereof that is not reasonably the subject of such breach) within thirty
(30) days of receipt of such statement.

         11.6 EFFECT OF EXPIRATION OR TERMINATION. Expiration or termination of this Agreement shall not relieve the parties of any obligation accruing prior to such expiration or termination. The provisions of Sections 6.4, 6.5 and Articles 4, 5 and 12 shall survive any expiration or termination of this Agreement.

12.      INDEMNIFICATION.

         12.1     * * *.


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         12.2     * * *.

         12.3 PROCEDURE. A Party (the "Indemnified Party") which intends to claim indemnification under this Article 12, shall promptly notify the other Party (the "Indemnifying Party") of any Claim with respect to which the Indemnified Party intends to claim such indemnification. The Indemnifying Party shall have the right to assume the defense of such Claim with counsel selected by the Indemnifying Party; PROVIDED, HOWEVER, that the Indemnified Party shall have the right to retain its own counsel and the fees and expenses shall be paid by the Indemnifying Party only if representation of the Indemnified Party by the counsel retained by the Indemnifying Party would be inappropriate due to actual or potential differing interests between the Indemnified Party and any other party represented by such counsel in such proceedings. The indemnity obligations under this Article 12 shall not apply to amounts paid in settlement of any Liability if such settlement is effected without the consent of the Indemnifying Party, which consent shall not be withheld unreasonably. The failure of the Indemnified Party to promptly notify the Indemnifying Party of a potential Claim shall not constitute a waiver of, or result in the loss of, such Party's right to indemnification under this Section 12.3, except to the extent that the Indemnifying Party's rights and/or its ability to defend such Claim is prejudiced by the Indemnified Party's failure to notify the Indemnifying Party of such Claim within a reasonable time after the commencement of any action. The Indemnifying Party may not settle the action or otherwise consent to an adverse judgment in such action that diminishes the rights or interests of the Indemnified Party without the express written consent of the Indemnified Party, which consent shall not be withheld unreasonably. The Indemnified Party, its employees and agents, shall cooperate fully with the Indemnified Party and its legal representatives in the investigation of any Claim covered by this indemnification.

13.      TRADEMARKS AND PUBLICITY.

         Except as set forth in Section 5.3 above, each Party agrees not to identify the other Party or any Affiliate of the other Party in any promotion advertising or other promotion materials to be disseminated to the public, or to use any trademark, service mark, trade name or symbol of the other Party or any Affiliate of the other Party without the express written consent of the other Party.


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14.      DELAYS OR FORCE MAJEURE.

         14.1 FORCE MAJEURE. Neither Party shall be liable for the failure or delay to perform its obligations under this Agreement or a Knockout Mice Project if such failure or delay is caused by or results from causes beyond such Party's reasonable control, including but not limited to strikes or other labor disturbances, embargoes, acts of God, omissions or delays in acting by any governmental authority or the other party, lockouts, riots, wars, fires, floods, earthquakes or storms. A Party claiming a right to excused performance under this Section 14.1 shall immediately notify the other Party in writing of the extent of its inability to perform, which notice shall specify the occurrence beyond its reasonable control that prevents such performance, and such Party shall exert reasonable efforts to eliminate, cure and overcome any such causes and to promptly resume performance of its obligations under this Agreement.

         14.2 DELAY. If SCHERING-PLOUGH delays in performing its obligations under a Knockout Mice Project for any reason, the estimated date that DELTAGEN is targeted to complete its duties and obligations as described in the applicable Scope of Work shall be extended by the period of time corresponding to the delay.

15.      NOTICES.

         Any notice required or permitted to be given hereunder by one of the parties hereto to the other party shall be in writing and delivered by any lawful means to the address of the other party set forth below or at such other address as either Party hereto may designate in writing. If sent by facsimile letter, notice shall be deemed given when the transmission is completed if the sender has a confirmed transmission report. Any notice sent by facsimile must also be sent by mail or overnight courier or delivered by hand.

IF TO DELTAGEN:

* * *

* * *  Confidential material redacted and separately filed with the Commission.

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

IF TO SCHERING-PLOUGH:

* * *
16.      MISCELLANEOUS

         16.1     * * *.

         16.2 AMENDMENTS, WAIVER. No provision of this Agreement, the Budget or the Scope of Work may be amended, modified, revoked, or waived except in writing signed and delivered by an authorized officer of each Party. Either Party's failure to require the other Party to comply with the provisions of this Agreement shall not be deemed a waiver of such provision or any other provision of this Agreement.

         16.3 VALIDITY. If any clause, section or paragraph of this Agreement is determined by a court of competent jurisdiction to be illegal, invalid or unenforceable, it will be deemed severed from the remainder of this Agreement and will have no effect on the legality, validity or enforceability of the remaining provisions.

         16.4 HEADINGS. The paragraph headings of this Agreement are merely for the convenience of the parties and are not to be construed as modifying or changing the obligations or conditions expressed in this Agreement.

         16.5 ENTIRETY. This Agreement (including the Attachments hereto) represents the entire understanding as of the Agreement Date hereof between the parties with respect to the matter hereof and supersedes all prior agreements, negotiations, understandings, representations, statements and writings between the parties relating thereto.

         16.6 CONFLICT WITH SCOPE OF WORK OR BUDGET. If any terms of this Agreement are in conflict with any terms of any Scope of Work or Budget, the terms of this Agreement shall govern.

         16.7 COUNTERPARTS. This Agreement may be executed in several counterparts, each of which shall be deemed an original but all of which shall constitute one and the same instrument.

         16.8 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of California, without regard to its conflicts of law principles.


* * *  Confidential material redacted and separately filed with the Commission.

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

         16.9 FURTHER ACTIONS. Each Party agrees to execute, acknowledge and deliver such further instruments, and to do all other acts, as may be necessary or appropriate in order to carry out their obligations under this Agreement.

         IN WITNESS WHEREOF, the Parties hereto through each of their respective duly authorized representatives have caused this Agreement to be executed as of the Agreement Date.


SCHERING-PLOUGH RESEARCH INSTITUTE              DELTAGEN, INC.

By: /s/ Jonathan Spicehandler, M.D.             By: /s/ William Matthews

Name: Jonathan Spicehandler, M.D.               Name: William Matthews

Title:  President                               Title:  Chief Executive Officer

           12/16/99


* * *  Confidential material redacted and separately filed with the Commission.

                                  ATTACHMENT I

                                      * * *

 [3 pages of milestones and work descriptions redacted and filed separately with the Commission]


* * *  Confidential material redacted and separately filed with the Commission.

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



                                 ATTACHMENT 11

    FORM NOTIFICATION LETTER FOR INITIATION OF A NEW KNOCKOUT MOUSE PROJECT

                               (Template follows)


* * *  Confidential material redacted and separately filed with the Commission.

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



                          (SCHERING-PLOUGH letterhead)



__________, __, _____



William Matthews, Ph.D.
President
Deltagen, Inc.
1003 Hamilton Avenue
Menlo Park, CA 94025

Dear Bill,

This letter is to provide notice to Deltagen of Schering-Plough's request to Deltagen to initiate work on a Knockout Mouse Project under the terms and conditions of the DeltaSelect-TM- Collaborative Services Agreement between Deltagen, Inc. and Schering-Plough, dated ____________ (the "Agreement"), including but not limited to, the confidentiality obligations of the Agreement.

The Knockout Mice Project to be initiated is described as follows:


The Schering-Plough contact scientist for technical information regarding the project will be:


Schering-Plough requests that Deltagen begin to work to develop the above described Knockout Mice on the terms and conditions of the above-referenced Agreement.


Sincerely,



SCHERING-PLOUGH RESEARCH INSTITUTE'S Signatory


Agreed,


-------------------
Deltagen, Inc.


* * *  Confidential material redacted and separately filed with the Commission.

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